Exhibit 99.15



     I, Douglas L. Williams, hereby consent to be named as a person to become a director of Abercrombie & Fitch Co. (the "Company"), in the Company's Registration Statement on Form S-4 (Reg. No. 333-46423) (including the amendments thereto) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                                  /s/ Douglas L. Williams
                                                  ----------------------------
                                                  Name: Douglas L. Williams

Date: March 16, 1998